SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-8048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement, Termination of Material Agreement.

On December 30, 2008, TII Network Technologies, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Bank”) entered into an Amendment to Line of Credit Note and Credit Agreement (the “Amendment”) to implement certain amendments to the Line of Credit Note dated December 15, 2006 entered into by the Company (the “Note”) pursuant to the Credit Agreement dated as of December 15, 2006 between the Company and the Bank (the “Credit Agreement”). Under the Credit Agreement and the Note, the Company has been, and continues to be, entitled to borrow from the Bank up to $5.0 million in the aggregate at any one time outstanding, but limited to a borrowing base equal to the aggregate of (a) 80% of the book value of all Eligible Accounts (as defined) plus (b) following the deduction of a reserve amount equal to 20% of the Eligible Inventory (as defined, generally to include, with certain exceptions, inventories at the Company’s continental United States warehouse), the lesser of (i) $1.5 million or (ii) 30% of the lower of cost (determined using the first-in, first-out method of inventory accounting) or wholesale market value, as determined by the Bank, of all Eligible Inventory.

The Credit Agreement and the Note were described in the Company’s Current Report on Form 8-K dated (date of earliest reported event) December 15, 2006 filed with the Securities and Exchange Commission on December 21, 2006 and were filed as exhibits to that Report. To date, the Company has not borrowed under the Credit Agreement.

The principal amendments to the Note and the Credit Agreement effectuated by the Amendment are:

(a)       An extension of the maturity date of the Note to December 31, 2010;

(b)       A change in the interest rate applicable to CB Floating Rate Advances (formerly Prime Rate Advances) to the Bank’s prime rate plus 2.75% per annum and to LIBOR Rate Advances to a formula based on a published one month LIBOR Rate plus 4.50% per annum, with the Company being entitled to have outstanding up to five LIBOR Rate Advances and a CB Floating Rate Advance; and

(c)        An increase in the amount of Tangible Capital Funds (as defined in the Credit Agreement) that the Company is required to maintain to $35.3 million.

The Company paid a facility fee of $5,000 in connection with the Amendment.

The Amendment is annexed to this Report as Exhibit 4.1, and the foregoing discussion is qualified, in its entirety, by reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and official guidance promulgated thereunder (“Section 409A”), the Company entered into amendments with (a) Kenneth A. Paladino, President and principal executive officer of the Company, to the Employment Agreement dated as of April 3, 2008 between the Company and Mr. Paladino and (b) each person with whom the Company is a party thereto, including Jennifer E. Katsch, the Company’s Vice President – Finance and principal financial officer, and David E. Foley, a “named executive officer” in the Company’s proxy statement dated April 29, 2008, to their Termination Severance Agreements. The substantive terms of the agreements remain unchanged. The amendments primarily change the timing of various payments under those agreements. The principal change provides that, if the employee is a “specified employee” (as defined in Section 409A and determined at the time of severance from employment), the payment of any amount or provision of any benefit under the applicable agreement which is considered “deferred compensation” under Section 409A shall be deferred for six months after such termination or, if earlier, such employee’s death. Payments that otherwise would have been made during the six month period are to be accumulated and paid on the first day of the month immediately following the end of the six month period and the balance of payments, if any, are to be made as scheduled.

In addition, in the case of Mr. Paladino, the amendment to his Employment Agreement clarifies that any outstanding stock options, which are, in general, exercisable by him for a period of one year following the termination of his employment, may not be exercised after the date such options would otherwise expire under the stock option contracts under which they are granted.

Also, on December 31, 2008, the Company adopted a policy, as required by Section 409A, to provide that expense reimbursements to non-employee directors be made as promptly as practicable following the Company’s receipt of reasonable supporting documentation therefor but, as required by Section 409A, in no event later than the end of the non-employee director’s taxable year following the non-employee director’s taxable year in which the expense is incurred.

The foregoing amendments to Mr. Paladino’s Employment Agreement, and the amendments to the Termination Severance Agreements of Ms. Katsch and Mr. Foley and the Expense Reimbursement Policy for Non-Employee Directors are annexed to this Report as Exhibits 99.1, 99.2, 99.3(b) and 99.4, respectively, and the foregoing discussion is qualified, in its entirety, by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

4.1	Amendment to Line of Credit Note and Credit Agreement, dated as of December 30, 2008, between JPMorgan Chase Bank, N.A. and the Company.

99.1	Amendment, effective January 1, 2009, to Employment Agreement dated as of April 3, 2008, between the Company and Kenneth A. Paladino.

99.2	Amendment, effective January 1, 2009, to Termination Severance Agreement, dated December 15, 2006, between the Company and Jennifer E. Katsch.

99.3(a)	Termination Severance Agreement, dated February 7, 2007, between the Company and David E. Foley.

99.3(b)	Amendment, effective January 1, 2009, to Termination Severance Agreement, dated February 7, 2007, between the Company and David E. Foley.

99.4	Reimbursement Policy for Non-Employee Directors dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC.

Date: January 5, 2008	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to Line of Credit Note and Credit Agreement, dated as of December 30, 2008, between JPMorgan Chase Bank, N.A. and the Company.

99.1	Amendment, effective January 1, 2009, to Employment Agreement dated as of April 3, 2008, between the Company and Kenneth A. Paladino.

99.2	Amendment, effective January 1, 2009, to Termination Severance Agreement, dated December 15, 2006, between the Company and Jennifer E. Katsch.

99.3(a)	Termination Severance Agreement, dated February 7, 2007, between the Company and David E. Foley.

99.3(b)	Amendment, effective January 1, 2009, to Termination Severance Agreement, dated February 7, 2007, between the Company and David E. Foley.

99.4	Reimbursement Policy for Non-Employee Directors dated December 31, 2008.